Exhibit 20.6
Page 1 of 3

                            Navistar Financial 1999 - A Owner Trust
                                 For the Month of January 2000
                            Distribution Date of February 15, 2000
                                    Servicer Certificate #9

Original Pool Amount                                      $714,764,750.47
Subsequent Receivables  (transferred 6/3/99)                        $0.00


Beginning Pool Balance                                    $570,358,289.63
Beginning Pool Factor                                           0.7979664

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $14,302,767.28
     Interest Collected                                     $4,012,017.17

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                      $1,281,147.20
Total Additional Deposits                                   $1,281,147.20

Repos / Chargeoffs                                            $823,183.48
Aggregate Number of Notes Charged Off                                 105

Total Available Funds                                      $19,595,931.65

Ending Pool Balance                                       $555,232,338.87
Ending Pool Factor                                              0.7768043

Servicing Fee                                                 $475,298.57

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $32,555,983.95
     Target Percentage                                              5.25%
     Target Balance                                        $29,149,697.79
     Minimum Balance                                       $14,295,295.01
     (Release) / Deposit                                   ($3,406,286.16)
     Ending Balance                                        $29,149,697.79

Current Weighted Average APR:                                      8.568%
Current Weighted Average Remaining Term (months):                   42.35

Delinquencies                                              Dollars       Notes
     Installments:              1 - 30 days            $2,825,720.73     2,465
                                31 - 60 days             $660,983.34       499
                                60+  days                $232,785.86       127

     Total:                                            $3,719,489.93     2,494

     Balances:                  60+  days              $6,764,080.87       127

Memo Item - Reserve Account
     Prior Month                                      $31,177,011.17
+    Invest. Income                                      $171,372.91
+    Excess Serv.                                      $1,207,599.87
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $32,555,983.95

Exhibit 20.6
Page 2 of 3

Navistar Financial 1999 - A Owner Trust
For the Month of January 2000

                                                                                     NOTES

                                     TOTAL         CLASS A -        CLASS A - 2     CLASS A - 3     CLASS A - 4      CLASS B NOTES
                               $714,764,750.47  $147,000,000.00  $197,000,000.00  $200,000,000.00  $145,745,000.00  $25,019,750.47
Original Pool Amount
Distributions:
     Distribution Percentages                            17.15%           79.95%            0.00%            0.00%           2.90%
     Coupon                                             5.0025%          5.5500%          5.9500%          6.1300%         6.2200%

Beginning Pool Balance         $570,358,289.63
Ending Pool Balance            $555,232,338.87

Collected Principal             $14,302,767.28
Collected Interest               $4,012,017.17
Charge - Offs                      $823,183.48
Liquidation Proceeds/Recoveries  $1,281,147.20
Servicing                          $475,298.57
Cash Transfer from Reserve Account       $0.00
Total Collections Available
  for Debt Service              $19,120,633.08

Beginning Balance              $570,358,289.63    $2,593,539.16  $197,000,000.00  $200,000,000.00  $145,745,000.00  $25,019,750.47

Interest Due                     $2,787,082.45       $10,091.03      $911,125.00      $991,666.67      $744,514.04     $129,685.71
Interest Paid                    $2,787,082.45       $10,091.03      $911,125.00      $991,666.67      $744,514.04     $129,685.71
Principal Due                   $15,125,950.76    $2,593,539.16   $12,093,777.19            $0.00            $0.00     $438,634.41
Principal Paid                  $15,125,950.76    $2,593,539.16   $12,093,777.19            $0.00            $0.00     $438,634.41

Ending Balance                 $555,232,338.87            $0.00  $184,906,222.81  $200,000,000.00  $145,745,000.00  $24,581,116.06
Note / Certificate Pool Factor                           0.0000           0.9386           1.0000           1.0000          0.9825
   (Ending Balance / Original Pool Amount)
Total Distributions             $17,913,033.21    $2,603,630.19   $13,004,902.19      $991,666.67      $744,514.04     $568,320.12

Interest Shortfall                       $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
Principal Shortfall                      $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
     Total Shortfall                     $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
         (required from Reserve)
Excess Servicing                 $1,207,599.87
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance  $32,555,983.95
(Release) / Draw                ($3,406,286.16)
Ending Reserve Acct Balance     $29,149,697.79

Exhibit 20.6
Page 3 of 3

Navistar Financial 1999 - A Owner Trust
For the Month of January 2000


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                     5                  4                   3                 2                  1
                                  Sep-99             Oct-99              Nov-99            Dec-99             Jan-00
Beginning Pool Balance        $639,469,177.30    $624,065,598.60    $605,380,899.96    $588,411,657.71    $570,358,289.63

A)  Loss Trigger:
    Principal of Contracts
      Charged Off               $1,857,217.81      $1,267,814.88      $1,445,528.11      $1,057,734.63        $823,183.48
    Recoveries                    $748,190.99        $669,976.68        $918,704.99        $528,037.20      $1,281,147.20

Total Charged Off (Months 5, 4, 3)                 $4,570,560.80
Total Recoveries (Months 3, 2, 1)                  $2,727,889.39
Net Loss / (Recoveries) for 3 Mos                  $1,842,671.41 (a)

Total Balance (Months 5, 4, 3)                 $1,868,915,675.86 (b)

Loss Ratio Annualized  [(a/b) * (12)]                      $0.01

Trigger:  Is Ratio > 1.5%                                     No
                                                                         Nov-99            Dec-99             Jan-00

B)   Delinquency Trigger:                                             $4,071,822.31      $4,612,250.99      $6,764,080.87
     Balance delinquency 60+ days                                          0.67261%           0.78385%           1.18594%
     As % of Beginning Pool Balance                                        0.50609%           0.60505%           0.88080%
     Three Month Average

Trigger:  Is Average > 2.0%                                   No

C)   Noteholders Percent Trigger:                       4.07822%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                   No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer